Exhibit 10.1

TRUST AMENDMENT

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of December 21, 2022, by and between Gardiner Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated December 21, 2021, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, a total of $87,112,500 was placed in the Trust Account from the IPO and sale of private warrants;

WHEREAS, the third recital to the Trust Agreement provides that the Business Combination is to be consummated within the initial 12 month period following the closing of the Offering, but that the Company may extend such period twice, by an additional three months for each extension period, for a total of up to 18 months, subject to the Sponsor or its affiliates or permitted designees depositing $750,000 (or up to $862,500 if the Underwriters’ over-allotment option is exercised in full) into the Trust Account;

WHEREAS, Section 6(d) of the Trust Agreement provides the Trust Agreement may only be amended with the approval of the holders of 65% or more of all of the outstanding shares of Common Stock (the “Consent of the Stockholders”);

WHEREAS, the Company obtained the Consent of the Stockholders to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendments to Trust Agreement.

(a)	The first recital to the Trust Agreement is hereby amended and restated as follows:

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-260422 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one redeemable warrant, each warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission

(b)	The third recital to the Trust Agreement is hereby amended and restated as follows:

WHEREAS, if a Business Combination (as defined herein) is not consummated within the initial 12 month period following the closing of the Offering, upon the request of the Company’s co-sponsors (the “Sponsor”), the Company may extend such period for an additional three months, subject to the Co-Sponsors or their affiliates or permitted designees depositing $300,000 into the Trust Account no later than the 12 month anniversary of the Offering (the “Deadline”) for the three-month extension, and thereafter to extend the Deadline up to three (3) times by an additional one month each time (or up to June 27, 2023) by depositing into the Trust Account $100,000 for each additional one month extension (each, and collectively, an “Extension”); and

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

GARDINER HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Marc F. Pelletier
Name:	Marc F. Pelletier
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

(Signature Page to Trust Amendment)